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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Auditors, Transfer Agent and Registrar" and to the use of our report dated July 25, 1997, with respect to the consolidated financial statements of National-Oilwell, Inc. included in this Registration Statement on Form S-4 for the registration of 10,953,922 shares of National-Oilwell, Inc. Common Stock and the related Joint Management Information Circular and Proxy Statement/Prospectus of National-Oilwell, Inc. and Dreco Energy Services Ltd.

                                          Ernst & Young LLP

Houston, Texas
July 25, 1997